UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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UBS Money Series Master Trust
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UBS Global Asset Management (Americas) Inc. 1285 Avenue of the Americas New York, NY 10019 ubs.com/globalam-us	Request

June 30, 2011

Request:  Please vote on a proposal concerning a change to your Fund’s investment policies

Shareholders of UBS Money Series - UBS Select Prime Institutional Fund, UBS Select Prime Preferred Fund, and UBS Select Prime Investor Fund and Master Trust - Prime Master Fund (collectively, the “Funds”) are being asked to approve a change to the Funds’ “concentration” policies.

If shareholders approve this change, the Funds will be required, under normal circumstances, to invest more than 25% of their total assets in the financial services group of industries.[1]

Our request
Please review the enclosed materials and vote your shares as soon as possible in order to ensure your vote is counted at the Special Meeting of Shareholders on August 16, 2011. You may vote by:

The enclosed proxy statement asks you to vote on this important matter.

Why this is important

The Boards of Trustees of the Funds and UBS Global Asset Management (Americas) Inc. (UBS Global AM), the investment advisor/administrator, believe that changing the concentration policies may enable the Funds to more fully take advantage of available investment opportunities and respond to changing market conditions. A further discussion of benefits/risks associated with this change is contained in the enclosed proxy materials.

For more information
The enclosed Proxy Statement contains detailed information about the proposal. Please read it carefully.

The Proxy Statement incorporates a “Questions and Answers” section, which will assist you in evaluating the proposal.

If you have questions regarding the Proxy Statement, please call the proxy solicitor at 1-877-225 6862 (toll-free). Outside the US, call collect at 1-781-575 4339

•      Mail - sign and return the enclosed proxy card(s) in the postage prepaid envelope provided.

•      Telephone - please have the proxy card(s) available and call the number on the enclosed card(s) and follow the instructions.

•      Internet - you may also vote over the Internet by following the instructions on the enclosed proxy card(s).

•      In person - at the joint Special Meeting of Shareholders taking place on August 16, 2011.

If we do not hear from you after a reasonable time, you may receive a call from our proxy solicitor, Computershare, reminding you to vote.

1  The financial services group of industries includes industries within the financial services sector, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance) and related asset-backed securities.

UBS Global Asset Management (Americas) is a subsidiary of UBS AG